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                                                                   Exhibit 14(b)
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in the Registration Statement on Form N-14 of WM Trust I of our report dated November 24, 1997, on the financial statements and financial highlights included in the October 31, 1997, Annual Reports to Shareholders of the Growth & Income Fund and our reports dated January 20, 1998 on the financial statements and financial highlights included in the December 31, 1997, Annual Reports to shareholders of Money Market Fund, Tax-Exempt Money Market Fund, U.S. Government Securities Fund, Tax-Exempt Bond Fund and Income Fund. We further consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Public Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/ LeMaster & Daniels, PLLC
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LeMaster & Daniels, PLLC
Spokane, Washington
October 27, 1998